                                                                EXHIBIT 10.39


                            REIMBURSEMENT AGREEMENT

                                  BY AND AMONG

                            AIR SOUTH AIRLINES, INC.

                                       AND

                          HAMBRECHT & QUIST CALIFORNIA
                          A WHOLLY OWNED SUBSIDIARY OF
                             HAMBRECHT & QUIST GROUP


                          DATED AS OF DECEMBER 3, 1996

                         RELATING TO THE ISSUANCE OF A

                                   $4,000,000

                                LETTER OF CREDIT


                               TABLE OF CONTENTS

                                                                           Page


ARTICLE I DEFINITIONS ....................................................    1
        Section 1.1 Definitions ..........................................    1
        Section 1.2 Construction .........................................    3

ARTICLE II LETTER OF CREDIT ..............................................    4
        Section 2.1 Amount and Terms of Letter of Credit..................    4
        Section 2.2 Drawings and Reinstatement............................    4
        Section 2.3 Fees and Other Payment................................    4
        Section 2.4 Reimbursement.........................................    4
        Section 2.5 Security..............................................    5
        Section 2.6 Place of Payment......................................    6
        Section 2.7 Termination of Agreement..............................    6
        Section 2.8 Reimbursement Loans...................................    6

ARTICLE III CONDITIONS PRECEDENT TO ISSUANCE OF LETTER OF CREDIT...........   7
        Section 3.1 Documents To Be Received  .............................   7
        Section 3.2 Other Conditions Precedent.............................   8

ARTICLE IV OBLIGATIONS OF THE CORPORATION .................................   9
        Section 4.1 Obligations of the Corporation.........................   9

ARTICLE V REPRESENTATIONS AND WARRANTIES ..................................  10
        Section 5.1 Representations and Warranties of the Corporation......  10

ARTICLE VI COVENANTS OF THE CORPORATION ...................................  11
        Section 6.1 Affirmative Covenants..................................  11
        Section 6.2 Negative Covenants   ..................................  13

ARTICLE VII EVENTS OF DEFAULT .............................................  13
        Section 7.1 Events of Default......................................  13

ARTICLE VIII RIGHTS AND REMEDIES ..........................................  14
        Section 8.1 Rights and Remedies....................................  14

ARTICLE IX MISCELLANEOUS ..................................................  14
        Section 9.1 Modification of Agreement..............................  14
        Section 9.2 Waiver of Rights by Lender; Remedies...................  15
        Section 9.3 Notices................................................  15


                                       i.

                               TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           Page

        Section 9.4  Indemnification.........................................16
        Section 9.5  Liability of Lender.....................................16
        Section 9.6  Participations..........................................17
        Section 9.7  Satisfaction Requirement................................17
        Section 9.8  Governing Law...........................................17
        Section 9.9  Waiver of Jury Trial....................................17
        Section 9.10 Jurisdiction: Service of Process........................18
        Section 9.11 Survival of Agreement...................................18
        Section 9.12 Severability............................................18
        Section 9.14 Counterparts............................................18

                                       ii.

                                    EXHIBITS

EXHIBIT A     Form of Reimbursement Loan Note

EXHIBIT B     Form of Letter of Credit

EXHIBIT C     Form of Certificate Relating to Accuracy of Certain Corporation
              Representations Contained in, and the Authorization to Execute, Certain Documents

EXHIBIT D     Form of Warrant

EXHIBIT E     Credit Card Agreement between First Bank National Association and
              Air South, Inc.

                                      iii.

                             REIMBURSEMENT AGREEMENT


     This REIMBURSEMENT AGREEMENT dated as of December 3, 1996, is made by and between AIR SOUTH AIRLINES, INC., a Delaware corporation having its principal place of business at 2625 Airport Boulevard, West Columbia, South Carolina, 29170 ("Corporation"), in favor of HAMBRECHT & QUIST CALIFORNIA, a wholly owned subsidiary of Hambrecht & Quist Group ("Lender").

                                    RECITALS

     A. Corporation has requested that Lender arrange for the issuance of a letter of credit to be issued in favor of First Bank National Association for the account of Corporation in the aggregate amount of Four Million Dollars ($4,000,000).

     B. Lender is willing to arrange for the issuance of said Letter of Credit, but only upon the condition, among others, that Corporation shall have executed and delivered to Lender this Reimbursement Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in order to induce Lender to cause the issuance of the Letter of Credit and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto represent, warrant, covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS. Unless otherwise defined herein the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

             "ACT OF BANKRUPTCY" shall mean the Corporation shall commence a voluntary case or other proceeding in seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the federal bankruptcy laws, including the Federal Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or shall take any other action indicating its consent to, approval of, or acquiescence in, any such petition or proceedings; the Corporation shall apply for, or consent to or acquiesce in, the appointment of a receiver, liquidator, custodian, sequestrator, or a trustee for all or a substantial part of its property; the Corporation shall make an assignment for the benefit of its creditors; the Corporation shall be unable, or shall admit in writing its inability, to pay its debts when due; or a petition in bankruptcy shall be filed against the Corporation, as a debtor, under any applicable bankruptcy, insolvency or similar law as now or hereafter in effect which shall not be discharged by a court of competent jurisdiction within sixty (60) days of the date of such filing.

             "AIR SOUTH, INC." means Air South Airlines, Inc.

             "AGREEMENT" shall mean this Reimbursement Agreement together with all duly authorized and executed amendments thereto.

             "APPLICATION" shall mean that certain Application and Agreement for Standby Letter of Credit dated November 20, 1996 by and between Issuing Bank and Lender.

             "BANK" shall mean First Bank National Association, a national banking association with its principal office located at 601 Second Avenue South, Minneapolis, Minnesota 55402 or any surviving, resulting or transferee entity.

             "BRIDGE LOANS" shall mean those certain demand notes executed and delivered by Corporation to Lender as of October 31, 1996, November 6, 1996 and November 13, 1996.

             "BUSINESS DAY" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the States of California, Minnesota or South Carolina are authorized or required by law or executive order not to be open for the conduct of their commercial banking business, or (iii) a day on which the federal reserve bank for the federal reserve district in which Bank is located is closed.

             "COLLATERAL" shall have the meaning assigned to such term in
Section 2 of the Security Agreement.

             "CREDIT CARD AGREEMENT" means that certain Agreement between First Bank National Association and Air South, Inc. effective as of August 1, 1994, attached as EXHIBIT E hereto, as the same may from time to time be amended, modified, supplemented or restated.

             "DATE OF DELIVERY" shall mean December 4, 1996 or any other date agreed upon by the Corporation and Lender as the date upon which the initial Letter of Credit shall be issued.

             "DEFAULT RATE" shall mean a rate per annum equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

             "DEPOSIT" shall have the meaning assigned to such term in Section 1 of the Credit Card Agreement.

             "DRAWING" shall mean a drawing under the Letter of Credit in accordance with its terms.

             "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 7.1 hereof.

                                       2.

             "INTEREST RATE" shall mean ten percent (10%) per annum.

             "ISSUING BANK" shall mean Bank of America National Trust and Savings Association acting through its Chicago branch, or any surviving, resulting or transferee entity.

             "LETTER OF CREDIT" shall mean the Letter of Credit arranged by Lender and issued by Issuing Bank pursuant to the Application on the Date of Delivery, as the same may from time to time be amended, modified, supplemented or restated, and shall include any substitute Letter of Credit issued pursuant to Lender's obligations hereunder.

             "MAXIMUM CREDIT" shall mean, as of any date of calculation, the maximum amount available to be drawn under the Letter of Credit. Initially, the Maximum Credit shall be $4,000,000.

             "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock corporation, estate, entity or governmental agency.

             "REIMBURSEMENT LOAN NOTE" shall mean the note evidencing the Reimbursement Loans, substantially in the form attached hereto as EXHIBIT A.

             "REIMBURSEMENT LOANS" shall mean a reimbursement loan described in
SECTION 2.8 hereof.

             "SECURITY AGREEMENT" shall mean that certain Security Agreement dated December 3, 1996 made by Corporation in favor of Lender.

             "TERMINATION DATE" shall mean the date determined in the manner provided in Section 2.7 hereof.

             "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Security Agreement, the Reimbursement Loan Note, and any other agreement entered into between Corporation and Lender, and any certificate or instrument executed by Lender, in connection with said agreements and note, as the same may from time to time be amended, modified, supplemented or restated.

     SECTION 1.2 CONSTRUCTION. In this Agreement, unless the context otherwise requires:

             (A) Articles and Sections referred to by number shall mean the corresponding Articles and Sections of this Agreement.

             (B) The terms "hereby," "hereof," hereto," "herein," "hereunder," and any similar terms, as used in this Agreement refer to this Agreement, and the term "hereafter shall mean after, and the term "heretofore" shall mean before the date of execution of this Agreement.

                                       3.

             (C) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Words importing the singular number shall include the plural number and vice versa, and words importing persons shall include corporations and associations, including public bodies, as well as natural persons.

                                   ARTICLE II

                                LETTER OF CREDIT

     SECTION 2.1 AMOUNT AND TERMS OF LETTER OF CREDIT. At the request of Corporation, Lender agrees, on the terms and subject to the conditions set forth in this Agreement, including without limitation the conditions set forth in
ARTICLE III hereof, to on or before the Date of Delivery cause the issuance of the Letter of Credit by Issuing Bank, in favor of Bank for the account of Corporation, to secure, and to provide a source of payment of, the Deposit. The Letter of Credit will be issued in an initial amount equal to the Maximum Credit. The Letter of Credit shall be issued in favor of Bank for the account of the Corporation substantially in the form of EXHIBIT B hereto.

     SECTION 2.2 DRAWINGS AND REINSTATEMENT.

             (A) Drawings under the Letter of Credit are intended to be made by Bank for the account of the Corporation and to be honored by Issuing Bank, all pursuant to the provisions, on the terms and subject to the conditions set forth in the Letter of Credit. The honoring of any Drawing shall automatically reduce by like amount the Maximum Credit. No Drawing under the Letter of Credit shall be honored in an amount exceeding the Maximum Credit.

             (B) The Maximum Credit, or any lesser amount, may be reinstated by Lender at its sole option, provided Lender has been reimbursed by Corporation any such amounts to be reinstated.

     SECTION 2.3 FEES AND OTHER PAYMENT.

             (A) The Corporation hereby agrees to pay to or reimburse Lender:

                 (I) On or before the Date of Delivery, the origination fee paid to Issuing Bank in an amount equal to $200;

                 (II) On or before the Date of Delivery, an amount equal to all costs and expenses (including attorneys' fees and expenses) incurred by Lender in connection with the preparation and negotiation of this Agreement, the Reimbursement Loan Note, the other Transaction Documents and the closing of the transactions contemplated hereby.

                 (III) On demand from time to time from Lender, any fees or other amounts (not otherwise reimbursed by Corporation to Lender pursuant to SECTION 2.4 hereof) required to be paid by Lender to the Issuing Bank in connection with the Letter of Credit,

                                       4.

including, without limitation, a one percent (1%) per annum fee, payable quarterly by Lender to Issuing Bank;

                 (IV) On demand from time to time by Lender, an amount equal to all costs and expenses (including attorneys fees and expenses) (not otherwise reimbursed by Corporation to Lender pursuant to SECTION 2.4 hereof) incurred by Lender relative to a Drawing under the Letter of Credit.

                 (V) On demand from time to time by Lender, an amount equal to all costs and expenses (including attorneys' fees and expenses) incurred by Lender relative to the Letter of Credit (not otherwise reimbursed by Corporation to Lender pursuant to this SECTION 2.3 or SECTION 2.4) or each Reimbursement Loan or the enforcement or preservation of any rights of Lender under this Agreement, the other Transaction Documents, each Reimbursement Loan or the Reimbursement Loan Note, or in connection with the exercise or waiver of any of Lender's discretionary rights under this Agreement, the Reimbursement Loan Note or under the other Transaction Documents;

                 (VI) On demand from time to time by Lender, interest, at the Default Rate, on any and all amounts unpaid by the Corporation when due under this Agreement or the Reimbursement Loan Note, but in no event shall such rates exceed the maximum rate of nonusurious interest allowed from time to time by law, as is now or, to the extent allowable by law, as hereinafter may be in effect, to be paid by the Corporation;

             Each such payment or reimbursement shall be deemed to be earned in full on the date on which such amount is due and payable by the Corporation.

             (B) The Corporation agrees to pay, on demand from time to time by the Lender, all reasonable costs and expenses incurred by the Lender, in connection with (i) any transfer or amendment of the Letter of Credit or amendment of this Agreement, (ii) any review by the Lender of the documents necessary for Lender to honor a Drawing under the Letter of Credit, or relative to the Lender's curing of any event of default by Borrower under any of the Transaction Documents, (iii) the exercise, enforcement or preservation of any rights of Lender under this Agreement, (iv) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain Lender from paying any amount under the Letter of Credit, and (v) the waiver or amendment of any of the Lender's rights under any of the Transaction Documents; provided, however, that no payment shall be required under this
SECTION 2,3(b) in respect of any cost or expense Lender has incurred because of its gross negligence or willful misconduct if so determined by a court of competent jurisdiction.

     SECTION 2.4 REIMBURSEMENT. The Corporation agrees to pay to or reimburse Lender in full for any and all Drawings made under the Letter of Credit on the date any Drawing is made. Any amount drawn under the Letter of Credit shall be, to the extent permitted by and in accordance with SECTION 2.8 HEREOF, automatically converted into a Reimbursement Loan. A Reimbursement Loan, when made, will satisfy the reimbursement obligation of the Corporation to Lender in the principal amount of such Reimbursement Loan.

                                       5.

     SECTION 2.5 SECURITY. The obligations of the Corporation under this Agreement, including, without limitation, the Corporation's obligations to make payments under SECTIONS 2.3 and 2.4 hereof, are secured by the Collateral identified and described as security therefore in the Security Agreement.

     SECTION 2.6 PLACE OF PAYMENT. All payments to be made by the Corporation to the Lender hereunder shall be made in lawful currency of the United States of America and in immediately available funds by wire to the following account:

                 Hambrecht and Quist Group
                 c/o Citibank, F.S.B.
                 260 California Street
                 San Francisco, CA 94111
                 ABA: 321171184
                 Account#: 601022205
                 Account Name: H&Q Management Corporation

or at such other address as Lender may specify from time to time by notice to the Corporation.

     SECTION 2.7 TERMINATION OF AGREEMENT. This Agreement (except for the obligations of the Corporation set forth in SECTIONS 2.3(b) and 9.4) shall terminate at such time as the Letter of Credit shall have expired and when all amounts due and payable to Lender hereunder shall be paid in full (the "Termination Date").

     SECTION 2.8 REIMBURSEMENT LOANS.

             (A) Lender agrees, upon the terms, subject to the conditions and relying upon the representations and warranties set forth in this Agreement and the other Transaction Documents, that, unless an Event of Default shall have occurred and be continuing Drawing under the Letter of Credit that is not repaid in full by the Corporation on the date thereof shall automatically be converted into a Reimbursement Loan. On and as of the date of the making of each Reimbursement Loan: (i) the Corporation shall be deemed to have (A) remade, ratified and confirmed all representations and warranties of the Corporation contained in SECTION 5.1 of this Agreement, and (B) certified compliance with all covenants contained in ARTICLE VI hereof;

             (B) The principal amount of the Reimbursement Loans shall not exceed the Maximum Credit available under the Letter of Credit on such date. All the Reimbursement Loans shall be evidenced by a single Reimbursement Loan Note substantially in the form of EXHIBIT A hereto with appropriate insertions, duly executed and delivered by the Corporation to Lender, dated by Lender on the attached schedule the date of each Drawing under the Letter of Credit that gives rise to a Reimbursement Loan, and payable to Lender or its assigns in an amount equal to the amount drawn on the Letter of Credit that is not reimbursed as provided in the first sentence of SECTION 2.4 of this Agreement. The principal amount of each Reimbursement Loan, together with any unpaid and accrued interest thereon, shall be due and

                                       6.

payable on the later of (a) the first anniversary of such Reimbursement Loan or
(b) such time as the Letter of Credit shall have expired.

             (C) The Reimbursement Loans shall bear interest at the Interest Rate. Such Interest shall be calculated on the basis of a 365 or 366 day year and actual number of days elapsed. Lender shall, and is hereby authorized by the Corporation to, date the schedule attached to the Reimbursement Loan Note the dare of any Drawing under the Letter of Credit that is not reimbursed as provided in the first sentence of SECTION 2.4 of this Agreement and insert the amount (or the portion thereof nor so reimbursed, as the case may be), and endorse on such schedule an appropriate notation evidencing the date and amount of each repayment and any other information provided for on such schedule; provided, however, that the failure of Lender to insert any such date or amount or set forth such repayments and other information on such schedule shall not in any manner affect the obligation of the Corporation to repay the related Reimbursement Loans in accordance with the terms of this Agreement.

             (D) Lender agrees that the Corporation may prepay a Reimbursement Loan in whole or in part without premium or penalty at any time.

                                   ARTICLE III

                        CONDITIONS PRECEDENT TO ISSUANCE
                               OF LETTER OF CREDIT

     SECTION 3.1 DOCUMENTS TO BE RECEIVED. Lender's obligations to cause the issuance of the Letter of Credit as set forth in SECTION 2.1 hereof are subject to the conditions precedent that, on or prior to the Date of Delivery, Lender shall receive the following documents, all in form and substance satisfactory to
Lender:

             (A) executed counterparts of the this Agreement, the Security Agreement and the Reimbursement Loan Note, which shall be duly executed and dated by the Corporation (except for the schedule attached thereto, which shall be undated and blank as to amount);

             (B) a certificate of the appropriate officer(s) of the Corporation certifying (i) that the statements contained in SECTIONS 3.2(a) and 5.1 are true and correct, (ii) the name and true signatures of the officers of the Corporation authorized to sign this Agreement and the other documents to be delivered by the Corporation hereunder and (iii) as to such other matters as Lender shall determine, in substantially the form attached hereto as EXHIBIT C;

             (C) all filings, notices and recordings necessary to perfect the security interest granted Lender pursuant to the Security Agreement shall have been delivered to Lender;

             (D) the Warrant duly executed and delivered by Corporation in the form attached hereto as EXHIBIT D;

                                       7.

             (E) the Notification of Assignment and Irrevocable Distribution Instructions duly executed and delivered by Corporation and acknowledged, consented and agreed to by Bank in the form attached as Exhibit A to the Security Agreement;

             (F) an Intercreditor Agreement duly executed and delivered by Jobs-Economic Development Authority ("JEDA") and NationsBank N.A. in a form and substance satisfactory to Lender;

             (G) such other documents, certificates, instruments, approvals or filings as Lender may reasonably deem necessary or appropriate.

     SECTION 3.2 OTHER CONDITIONS PRECEDENT. The Lender's obligation to cause the issuance of the Letter of Credit as set forth in Section 2.1 hereof shall be subject to the additional conditions precedent that:

             (A) the following statements shall be true and correct on the Date of Delivery and Lender shall have received a certificate signed by a duly authorized officer of the Corporation, dated the Date of Delivery to the following effect and to such other effects as the Lender may request, substantially in the form attached hereto as EXHIBIT C:

                 (I) the representations and warranties of the Corporation set forth in SECTION 5.1 hereof and in the other Transaction Documents are true and correct as of the Date of Delivery as though made on and as of such date;

                 (II) no event has occurred and is continuing, or would result directly or indirectly from the issuance of the Letter of Credit, which constitutes an Event of Default hereunder or which would constitute such an Event of Default, but for the requirement that notice be given or time elapse, or both; and

                 (III) no "event of default" (however defined or designated) has occurred under any of the Transaction Documents, and no event has occurred and is continuing which would constitute such an event of default, but for the requirement that notice be given or time elapse, or both.

             (B) On or before the Date of Delivery, the Corporation shall have duly adopted a resolution authorizing the execution, delivery and performance by the Corporation of the Transaction Documents to which it is a party, and on and after the Date of Delivery such resolution shall continue to be in full force and effect.

                                       8.

                                   ARTICLE IV
                         OBLIGATIONS OF THE CORPORATION

     SECTION 4.1 OBLIGATIONS OF THE CORPORATION.

             (A) The obligations of the Corporation under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                 (I) any lack of validity or enforceability of any of the Transaction Documents (other than this Agreement) or any other agreement or instrument contemplated thereby or related thereto;

                 (II) any amendment or waiver of or any consent to departure from all or any of the documents contemplated hereby;

                 (III) the existence of any claim, setoff, defense or other rights which the Corporation may have at any time against any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom such beneficiary may be acting), the Lender or any other Person, whether in connection with the Transaction or any unrelated transaction;

                 (IV) any breach of contract or other dispute between the Corporation and any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting), Lender, Issuing Bank, Bank or any other Person;

                 (V) any statement or any other document presented under the Transaction Documents proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                 (VI) payment by the Issuing Bank under the Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of the Letter of Credit, provided that such payment shall not have constituted an act of gross negligence or willful misconduct by Lender as determined by a court of competent jurisdiction; or

                 (VII) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Lender, with or without notice to or approval by the Corporation, as the case may be, in respect of any of the Corporation's indebtedness to Lender under this Agreement.

             (B) Lender shall not be deemed to have waived or released any of its rights or remedies (whether specified in or arising under this Agreement or otherwise available to it by law or agreement) unless it signs a written waiver or release. Delay or failure to act on the Lender's part shall not constitute a waiver of or otherwise preclude enforcement of any of its

                                       9.

rights and remedies. All of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Lender need not resort to any particular right or remedy before exercising or enforcing any other, and Lender's resort to any right or remedy shall not preclude the exercise or enforcement of each other right and remedy.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.1 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation represents and warrants as follows:

             (A) ORGANIZATION AND POWERS. The Corporation is a corporation, duly organized and validly existing under the laws of the State of Delaware and is authorized to transact business and exercise its power under the applicable laws of any state in which the conduct of its business or its ownership of property requires that it be so qualified.

             (B) AUTHORIZATION AND ABSENCE. The execution, delivery and performance of the Transaction Documents (i) have been duly authorized by all necessary action on the part of the Corporation, (ii) do not and will not conflict with, or result in a violation of, any provision of law, or any order, writ, rule or regulation of any court or governmental agency or instrumentality binding upon or applicable to the Corporation and (iii) do not and will not conflict with, result in a violation of, or constitute a default under, any resolution, material agreement or instrument to which the Corporation is a party or by which the Corporation or any of its property is bound.

             (C) BINDING OBLIGATION. Each of the Transaction Documents will be a valid and binding obligation of the Corporation enforceable in accordance with its terms.

             (D) GOVERNMENTAL CONSENT OR APPROVAL. No consent, approval, permit, authorization or order of, or registration or filing with, any court or governmental agency, authority or other instrumentality not already obtained, given or made is required on the part of the Corporation for the execution, delivery and performance by the Corporation of any of the Transaction Documents.

             (E) ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, arbitrator, governmental or other board, body or official, pending or, to the best knowledge of the Corporation, threatened against or affecting the Corporation, questioning the validity of any proceeding taken or to be taken by the Corporation in connection with the execution, delivery and performance by the Corporation of the Transaction Documents or seeking to prohibit, restrain or enjoin the execution, delivery or performance by the Corporation of any of the foregoing. nor, to the best knowledge of the Corporation, is there any basis therefor, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Corporation to perform its obligations under the Transaction Documents or (ii) have a material

                                      10.

adverse effect on the ability of the Corporation to conduct its business as currently conducted or as proposed or contemplated to be conducted.

             (F) NO DEFAULTS BY THE CORPORATION. Other than as set forth on the Schedule of Exceptions attached hereto (the "Schedule"), the Corporation is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Corporation is a party or by which the Corporation or any of its property is bound, except for such defaults as would not have a material adverse effect on the ability of the Corporation to conduct its business as currently conducted or as proposed or contemplated to be conducted.

             (G) INCORPORATION OF REPRESENTATIONS. The Corporation hereby makes to the Lender the same representations and warranties as are made by the Corporation and set forth in any other Transaction Documents, which representations and warranties, as well as the defined terms contained therein (or in such defined terms), are hereby incorporated by reference with the same effect as if each and every such representation and warranty and defined term were set forth herein in its entirety. No amendment to such representations and warranties or defined terms made pursuant thereto shall be effective to amend such representations and warranties and defined terms as incorporated by reference herein without the consent of Lender.

             (H) COMPLIANCE WITH LAWS. The Corporation is in material compliance with all provisions of applicable law.

                                   ARTICLE VI

                          COVENANTS OF THE CORPORATION

     SECTION 6.1 AFFIRMATIVE COVENANTS. So long as the Termination Date has not occurred or so long as any amount is due and owing to Lender hereunder, the Corporation will, unless Lender otherwise shall consent in writing:

             (A) DELIVERY OF INFORMATION, REPORTS AND OPINIONS. Furnish to Lender the following: (i) as soon as possible and in any event within two (2) Business Days after the occurrence of (A) each Event of Default or any event or condition that, with the passage of time or the giving of notice or both, would constitute an Event of Default, under this Agreement, and (B) each "event of default" (however defined or designated) or any event or condition that, with the passage of time or the giving of notice or both, would constitute an "event of default" under any Transaction Document, a statement of an officer of the Corporation setting forth details thereof and the action which the Corporation proposes to take with respect thereto; (ii) audited financial statements, if any, of the Corporation within ten (10) days after the Corporation's receipt of the same from the respective accountants; (iii) a copy of the annual budget, if any, for the Corporation within ten (10) days after the adoption of such budget; and (iv) as promptly as practicable, written notice to the Lender of all proceedings before any court or governmental authority which, if adversely determined, would materially and adversely affect the ability of the Corporation to pay when due the principal of or any interest on the Reimbursement Loan Note.

                                      11.

             (B) PAYMENT OF INDEBTEDNESS. Other than as set forth on the Schedule, duly and punctually pay or cause to be paid all principal and interest on the indebtedness of the Corporation legally due and owing to third parties, comply with and perform all conditions, terms and obligations of the notes or bonds evidencing such indebtedness and the security agreements, deeds of trust and mortgages securing such indebtedness, and upon being notified of a default or having made a determination not to pay an indebtedness when due, promptly inform Lender of any such default, or anticipated default, under any such note, bond, security agreement, deed of trust or mortgage, and forward to the Lender a copy of any notice of default or notice of an event that might result in default under any such note, bond, security agreement, deed of trust or mortgage;

             (C) ACCESS TO RECORDS AND AUDIT. Upon reasonable notice to Corporation (unless an Event of Default has occurred and is continuing, in which case no notice is necessary) Corporation shall permit Lender to at all times have full and free access during normal business hours to all the books and records and correspondence of Corporation, and Lender or any agents or representatives of Lender may examine the same, take extracts therefrom and make photocopies thereof, and Corporation agrees to render to Lender, at Corporation's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; and cause Bank to permit Lender to have all rights of Borrower to audit, copy or make extracts of the records of Bank as are specified under Section 10 of the Credit Card Agreement;

             (D) RELATED COVENANTS. Fully and faithfully perform each of the covenants and agreements required of it pursuant to the provisions of the Transaction Documents;

             (E) FURTHER ACTION. At any and all times, insofar as it may be authorized to do so by law, pass, make, do, execute, acknowledge and deliver all and every such further resolutions, acts, deeds, conveyances, assignments, recordings, filings, transfers and assurances as may be necessary or reasonably desirable for the better assuring, conveying, granting, assigning and confirming the amounts due hereunder and under the Reimbursement Loan Note, or intended so to be, or which the Corporation may hereafter become bound to pledge or assign thereto;

             (F) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable (A) laws (including, rules, regulations, writs, decrees and orders of all Federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies and (B) rules, regulations and requirements necessary to maintain its operating and business licenses, authorizations and permits; and

             (G) INCORPORATION OF COVENANTS. The Corporation hereby makes to Lender the same covenants as are made by the Corporation and set forth in any other Transaction Document, which covenants, as well as the defined terms contained therein (or in such defined terms), are hereby incorporated by reference with the same effect as if each and every such covenant and defined term were set forth herein in its entirety. No amendment to such covenants or defined terms made pursuant thereto shall be effective to amend such covenants and defined terms as incorporated by reference herein without the consent of the Lender.

                                      12.

     SECTION 6.2 NEGATIVE COVENANTS. So long as the Termination Date has not occurred or any amount remains due and owing to Lender hereunder, unless the Lender otherwise shall consent in writing, the Corporation agrees not to issue any indebtedness which would be secured (whether on a senior, parity or junior lien basis) by any pledge of or security interest in the Collateral.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     SECTION 7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall be an "Event of Default" hereunder unless waived by Lender pursuant to SECTION 9.1 hereof:

             (A) the Corporation shall fail to pay when due any amount specified under the terms of this Agreement, including, without limitation, amounts due under the Reimbursement Loan Note;

             (B) any representation or warranty made by the Corporation pursuant to SECTION 5.1 hereof or under the Security Agreement or any certification made by the Corporation hereunder shall prove to have been incorrect in any material respect when made;

             (C) the Corporation shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specifically referenced in SECTION 7.l(a) and (b) above) and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Corporation, by Lender;

             (D) an "event of default" (however defined or designated) under any Transaction Document shall have occurred and be continuing;

             (E) an event of default under any indebtedness of the Corporation from time to time outstanding or under any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or that could materially and adversely affect the ability of the Corporation to pay when due the principal of or any interest on the Reimbursement Loan Note.

             (F) any material provision of this Agreement or the other Transaction Documents shall at any time for any reason cease to be valid and binding on the Corporation, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Corporation or any governmental agency or authority, and the happening of the events heretofore set forth in this SUBSECTION (f) shall materially and adversely affect Lender's rights under this Agreement or under any other Transaction Document, or the Corporation shall deny that it has any or further liability or obligation under this Agreement or any other Transaction Document;

                                      13.

             (G) Lender shall fail to have a valid and enforceable perfected first priority security interest under the Security Agreement, subject only to the Permitted Liens;

             (H) The occurrence of (or with the giving of notice, lapse of time, determination of materiality or the fulfillment of any other applicable condition or any combination of the foregoing, might constitute) a default by Borrower under, or the termination of, the Credit Card Agreement; or

             (I) an Act of Bankruptcy.

                                  ARTICLE VIII

                               RIGHTS AND REMEDIES

     SECTION 8.1 RIGHTS AND REMEDIES.

             (A) DEFAULTS UNDER THIS AGREEMENT. Upon the occurrence of an Event of Default hereunder, or at any time thereafter while such default continues, Lender, in its sole discretion, may do any one or more of the following:

                 (I) send notice of such Event of Default to the Corporation;

                 (II) declare the Reimbursement Loan Note, if outstanding, and any and all amounts due and owing under this Agreement or under the other Transaction Documents, to be immediately due and payable;

                 (III) terminate the Letter of Credit; and

                 (IV) exercise any rights and remedies available to it by law or under this Agreement, the Security Agreement, any other Transaction Document or any other agreement, document or instrument contemplated hereby.

             (B) DEFAULTS UNDER THE CREDIT CARD AGREEMENT. Lender may cure an event of default under the Credit Card Agreement; provided, however, that nothing contained herein shall obligate Lender to cure any such event of default.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1 MODIFICATION OF AGREEMENT. No modification or waiver of any provision of this Agreement, and no consent to any departure by the Corporation therefrom, shall be effective unless the same shall be in writing and signed by Lender and the Corporation and no modification or waiver of any provision of the Letter of Credit, and no consent to any departure by the Corporation or Bank therefrom, shall in any event be effective unless the same shall be

                                      14.

in writing and signed by Lender. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Corporation in any case shall entitle the Corporation to or any other or further notice or demand in the same, similar or other circumstances.

     SECTION 9.2 WAIVER OF RIGHTS BY LENDER; REMEDIES. No course of dealing or failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under the Letter of Credit shall operate as a waiver hereof or thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. The rights of Lender under this Agreement are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

     SECTION 9.3 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) upon receipt at the address specified below after having been sent by certified or registered mail, return receipt requested, postage prepaid; or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address set forth below:

     If to the Corporation:

                    Air South Airlines, Inc.
                    2625 Airport Boulevard
                    West Columbia, South Carolina 29170
                    Attention: John P. Tague, Chairman
                    Fax: (803) 822-4132

     with a copy to:

                    David A. Monteith, Esq.
                    Monteith Law Offices
                    2805 Millwood Avenue
                    Columbia, South Carolina 29205

     (which shall not constitute notice)

     If to Lender:

                    Hambrecht & Quist California
                    c/o Hambrecht & Quist LLC
                    One Bush Street
                    San Francisco, CA 94104
                    Attention: David Golden
                    Fax: (415) 339-4325

                                      15.

     with a copy to:
                    Cooley Godward LLP
                    Five Palo Alto Square
                    3000 El Camino Real
                    Palo Alto, CA 94306
                    Attention: Patrick Pohlen
                    Telephone: (415) 326-0600
                    Facsimile No.: (415) 857-0663

     (which shall not constitute notice)

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 9.4 INDEMNIFICATION. In addition to other amounts payable by the Corporation under this Agreement, the Corporation hereby agrees to the fullest extent permitted by applicable law, to protect, defend, indemnify and hold harmless Lender, its assignees, the Issuing Bank, and their respective directors, officers, employees, agents, counsel, successors and assigns from and against any and all claims, demands, judgments, damages, actions, injuries, losses, liabilities, penalties, costs, charges and expenses whatsoever which such Person may (or which may be claimed against such Person whatsoever), including, without limitation, the fees and expenses of counsel for such Person by reason of or in connection with: (a) the issuance of the Letter of Credit;
(b) any breach by Corporation of any representation, warranty, covenant, term or condition in, or the occurrence of any default under this Agreement, the Reimbursement Loan Note or the other Transaction Documents, including all reasonable fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default; provided, however, that the Corporation shall not be required to indemnify any such Person for any claims, demands, damages, losses, liabilities, costs, charges and expenses to the extent, but only to the extent, caused by (i) the gross negligence of Lender, as determined by a court of competent jurisdiction, in determining whether a sight draft or certificate presented under the Letter of Credit complied with the terms of the Letter of Credit; (ii) Lender's willful failure, as determined by a court of competent jurisdiction, to cause payment under the Letter of Credit after the presentation to it by Lender of a sight draft and all required certificates strictly complying with the terms and conditions of the Letter of Credit. The indemnification obligations in this
SECTION 9.4 shall survive the expiration of this Agreement or the Letter of Credit.

     SECTION 9.5 LIABILITY OF LENDER. The Corporation assumes all risks of the acts or omissions of Bank and any transferee of the Letter of Credit with respect to its use of the Letter of Credit or the proceeds thereof; provided, however, this assumption is not intended to, and shall not, preclude the Corporation from pursuing such rights and remedies as it may have against Bank at law or under the Credit Card Agreement or any other agreement. Neither the Lender nor any Person participating in the Letter of Credit or the Reimbursement Loan Note shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or the

                                      16.

proceeds thereof or for any acts or omissions of Bank and any transferee of the Letter of Credit in connection therewith; (b) the validity, sufficiency or genuineness of documents presented under the Letter of Credit, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; provided, however,
(a) and (b) to the contrary notwithstanding, the Corporation shall have a claim against the Lender, and the Lender shall be liable to the Corporation, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Corporation which the Corporation proves, as determined by a court of competent jurisdiction, were caused by (i) Lender's gross negligence or (ii) Lender's willful act that prevents payment under the Letter of Credit after the presentation to Issuing Bank by the Bank (or a successor under the Credit Card Agreement to whom the Letter of Credit has been transferred in accordance with its terms) of a sight draft and all required certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided, however, that if Lender shall receive timely written notification from each of Bank or the Corporation and that sufficiently identifies (in the reasonable opinion of Lender) documents that thereafter may be presented to Issuing Bank or Lender which are not to be honored, Lender agrees to use its best efforts to avoid honoring such documents thereafter. Lender assumes no responsibility for any failure or delay in the transmission to Bank of funds drawn under the Letter of Credit through the federal funds wire system.

     SECTION 9.6 PARTICIPATIONS. Lender may participate to other Persons and institutions of the Lender's choosing all or any portion of its obligations under the Letter of Credit and the obligations of the Corporation under the Reimbursement Loan Note. No such participation shall relieve the Lender of its obligations hereunder nor shall it cause an increase in Corporation's obligations under this Agreement, including under SECTION 2.3(b) above.

     SECTION 9.7 SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Lender, the determination of such satisfaction shall be made by Lender in its sole and exclusive judgment exercised in good faith.

     SECTION 9.8 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Agreement, the Reimbursement Loan Note and the other Transaction Documents, and any obligations arising hereunder or thereunder, shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

     SECTION 9.9 WAIVER OF JURY TRIAL. The Corporation hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Reimbursement Loan Note, the other Transaction Documents or any instrument or document delivered pursuant to this Agreement, the Reimbursement Loan Note or the other Transaction Documents, or the validity, protection, interpretation, collection or enforcement thereof, or any

                                      17.

other claim or dispute howsoever arising, between the Corporation, on the one hand, and Lender, on the other hand.

     SECTION 9.10 JURISDICTION: SERVICE OF PROCESS. The Corporation hereby irrevocably consents to the jurisdiction of the Courts of the State of California, County of San Francisco and of any Federal Court located in the county of San Francisco California, and agree that venue in each of such Courts is proper in connection with any action or proceeding arising out of or relating to this Agreement, the other Transaction Documents, or any document or instrument delivered pursuant to this Agreement or the other Transaction Documents. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Corporation in any other jurisdiction.

     SECTION 9.11 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made in this Agreement shall survive the issuance of the Letter of Credit by Issuing Bank and shall continue in full force and effect so long as the Letter of Credit shall be unexpired or any sums drawn or due hereunder or under the Reimbursement Loan Note shall be outstanding and unpaid, regardless of any investigation made by any Person and so long as any amount payable hereunder remains unpaid. Whenever in this Agreement Lender is referred to, such reference shall be deemed to include the successors and assigns of Lender, and all covenants, promises and agreements by or on behalf of the Corporation which are contained in this Agreement shall inure to the benefit of the successors and assigns of Lender and such other Persons as are indemnified herein, subject to such limitations as are set forth in SECTION 9.6 above regarding participations. The rights and duties of the Corporation, however, may not be assigned or transferred, except as specifically provided in this Agreement or with the prior written consent of the Lender, and all obligations of the Corporation shall continue in full force and effect notwithstanding any assignment by the Corporation of any of their respective rights or obligations under any of the Transaction Documents or the Reimbursement Loan Note or any entering into, or consent by the Corporation supplement or amendment to any of the Transaction Documents .

     SECTION 9.12 SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 9.13 HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this agreement or any provisions hereof.

     SECTION 9.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification thereof has been received by Corporation and Lender.

                                      18.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

CORPORATION:                                AIR SOUTH AIRLINES, INC.


                                     By:/s/ Dennis B. Crosby
                                        ---------------------------------

                                     Printed Name: Dennis B. Crosby
                                                  -------------------------

                                     Title:        Vice President
                                          ---------------------------------

ATTEST:
/s/ David Monteith
------------------------------------
Name:  David Monteith

Title: Secretary


                                     HAMBRECHT AND QUIST CALIFORNIA, a wholly owned subsidiary of Hambrecht & Quist Group


                                     By:/s/ Jackie Berterretche
                                        -----------------------------------

                                     Printed Name:/s/Jackie Berterretche
                                                  -------------------------

                                     Title: Attorney in fact
                                           --------------------------------


                                      19.

                             SCHEDULE OF EXCEPTIONS

SCHEDULE 3.1(F)

         THE COMPANY IS CURRENTLY UNABLE TO PROVIDE AN INTERCREDITOR
AGREEMENT TO LENDER EXECUTED BY JEDA AND NATIONSBANK. THE COMPANY AGREES TO USE ITS BEST EFFORTS TO PROVIDE SUCH AGREEMENT IN A FORM AND SUBSTANCE SATISFACTORY TO LENDER ON OR BEFORE DECEMBER 31, 1996.


SCHEDULE 5.L(F)

         THE COMPANY IS CURRENTLY IN DEFAULT UNDER THE FOLLOWING INSTRUMENTS OR CONTRACTS:

         (A)  AIR SOUTH, INC. HUD SECTION 108 LOAN

         (B)  REVOLVING CREDIT FACILITY WITH NATIONSBANK, N.A.

SCHEDULE 6.1.(B)

         IT IS UNDERSTOOD THAT THE COMPANY IS CURRENTLY AND GENERALLY IN ARREARS ON ACCOUNTS PAYABLE TO NUMEROUS GENERAL CREDITORS NOT EXCEEDING $8,200,000.00. SUCH ACCOUNTS ARE NOT EVIDENCED BY NOTES, BONDS, SECURITY AGREEMENTS, DEEDS OF TRUST OR MORTGAGES.

                                   EXHIBIT A

                                    FORM OF
                            REIMBURSEMENT LOAN NOTE


$4,000,000                                             San Francisco, California
                                                       December 3, 1996

     FOR VALUE RECEIVED, AIR SOUTH AIRLINES, INC., a Delaware corporation (the "Corporation") hereby unconditionally promises to pay to the order of HAMBRECHT & QUIST CALIFORNIA, a wholly owned subsidiary of Hambrecht & Quist Group ("Lender"), or their assigns, in lawful money of the United States of America and in immediately available funds, the sum of Four Million Dollars ($4,000,000) or so much thereof as from time to time may be advanced hereunder pursuant to
Section 2.8 of that certain Reimbursement Agreement, dated as of December 3, 1996, by and among the Corporation and Lender, as amended from time to time (the "Agreement"), in connection with drawings under that certain Letter of Credit No. 3002578 dated December 4, 1996, issued by the BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION in favor of FIRST BANK NATIONAL ASSOCIATION (including any amendment thereof or substitute therefor) (the "Letter of Credit") in accordance with the terms and conditions set forth in the Agreement. Borrower shall also pay interest (calculated on the basis of a 365 or 366 day year and actual number of days elapsed) on such sum or the portion thereof from time to time outstanding hereunder, monthly, at the rates and in accordance with the terms and conditions set forth in the Agreement.

     This Reimbursement Loan Note is issued under and is subject to the terms and conditions of the Agreement. All definitions, terms, conditions, rights and provisions set forth in the Agreement, are hereby incorporated herein in their entirety.

     Annexed hereto and made a part hereof is a schedule (the "Loan and Repayment Schedule") on which shall be shown all advances by Lender pursuant to the Agreement (each such advance, a "Reimbursement Loan") and all repayments of principal made to Lender hereunder. The Corporation hereby appoints Lender as its agent to endorse the date and the amount of each such Reimbursement Loan or principal repayment made hereunder. Such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that failure to make any such endorsement (or any errors in notation) shall not affect in any manner the obligations of Corporation with respect to the amounts payment hereunder.

     This Reimbursement Loan Note is subject to acceleration upon the occurrence of certain events as provided in the Agreement. The Corporation shall have the right to prepay this Reimbursement Loan Note in whole or in part, without penalty or premium, at any time.

     All payments or prepayments of principal of and interest on this Reimbursement Loan Note shall be payable to the Account of Lender as specified in Section 2.6 of the Agreement.

                                       1.

     All payments and prepayments hereon shall be applied first, to costs and expenses and other amounts due and owing to Lender under the Agreement; second, to accrued interest then payable; and third to principal of the Reimbursement Loans in chronological order of funding of the Reimbursement Loans and within each Reimbursement Loan in inverse chronological order of principal amortization.

     The full amount of this Reimbursement Loan Note is secured by the Collateral identified and described as security therefor in that certain Security Agreement executed and delivered by Corporation as of December 3, 1996. Corporation shall not, directly or indirectly, suffer or permit to be created or to remain, and shall promptly discharge, any lien on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement. In addition, Corporation shall not suffer any other matter whereby an interest of Lender under the Security Agreement in the collateral or in any lien pursuant to the Security Agreement or any part of the foregoing might by impaired, except as permitted pursuant to such Security Agreement .

     The Corporation hereby waives presentment, demand, protest, notice of protest or other notice of dishonor of any kind or of non-payment of this Reimbursement Loan Note, and promises to pay all reasonable costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

     The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

     No extension of the time for the payment of this Reimbursement Loan Note or any installment hereof made by agreement with any Person now or hereafter liable for the payment of this Reimbursement Loan Note shall operate to release or discharge the original liability under this Reimbursement Loan Note, either in whole or in part, of the Corporation.

     This Reimbursement Loan Note is to be construed according to the laws of the State of California, without regard to principles of conflict of laws.

     The provisions of this Note shall inure to the benefit of and be binding on any successor to Lender and shall extend to any holder hereof.

CORPORATION:                             AIR SOUTH AIRLINES, INC.

                                         By:_______________________________

                                         Printed Name:_____________________

                                         Title:____________________________

                                       2.

                      IRREVOCABLE STANDBY LETTER OF CREDIT
                                                                    Draft
                                 NO.__________
                                                                    Copy

First Bank National Association
601 Second Ave So - MPFM0703
Minneapolis, MN 55402-4302

We hereby issue our irrevocable Standby Letter of Credit No._____in your favour and for account of:

Air South, Inc.
1800 St. Julian Place, Suite 400
Columbia, SC 29204

for the aggregate amount of USD [$XXX,XXX,XXX (Spelled Amount)]

This Letter of Credit will have an initial expiration date of [Date], and is automatically renewable for successive one year periods unless [Bank Name] shall have notified you in writing 120 days before the initial or any subsequent expiration date that they elect not to renew this Letter of Credit.

Funds under this Letter of Credit are available to you against one or more of your sight draft(s) drawn on us, mentioning thereon our Letter of Credit No.__________accompanied by your written drawing certification, purportedly signed by a duly authorized officer, in the following form:

     "DRAWING CERTIFICATION"

     Date:__________________

     To: [Bank Name]
         [Bank Address]


     Re: Irrevocable Standby Letter of Credit No.__________

Please be advised that we are hereby drawing under the above referenced letter of credit and that:

First Bank National Association is making this drawing pursuant to the terms of a merchant processing agreement between First Bank National Association and Air South, Inc., dated July 12, 1994 and that we as the beneficiary are entitled to the amount of the attached draft.

                                   Signature:_______________________________
                                   First Bank National Association
                                   Signed by:
                                   Title:

The amount which may be drawn by you under this Letter of Credit shall be automatically reduced by the amount of any drawing hereunder. Partial drawings are permitted.

We hereby engage with you that all drafts drawn and presented under and in accordance with the terms of this Letter of Credit will be duly honored by us.

This Letter of Credit is subject to the Uniform Customs and Practice for "Documentary Credits" (1993 Revision), International Chamber of Commerce Publication no. 500.

                                   Authorized Signature

                                   _________________________________________

                                   EXHIBIT C


                                     FORM OF
            CERTIFICATE RELATING TO ACCURACY OF CERTAIN CORPORATION
                      REPRESENTATIONS CONTAINED IN, AND THE
                   AUTHORIZATION TO EXECUTE, CERTAIN DOCUMENTS

     We, the undersigned, DO HEREBY CERTIFY to Hambrecht & Quist California, a wholly owned subsidiary of Hambrecht & Quist Group (the "Lender") that:

          1. We are the duly qualified and acting Vice President, and Secretary, respectively, of Air South Airlines, Inc. (the "Corporation").

          2. The statements contained in Sections 3.2 and 5.1 of the Reimbursement Agreement (the "Agreement"), dated as of December 3, 1996 by and among the Corporation and the Lender are true and correct as of the date hereof.

          3. The names and true signatures of the officers of the Corporation authorized to sign the Agreement, and the other documents to be delivered by the Corporation under the Agreement, are as follows:

     NAME                       SIGNATURE                    TITLE

     John Tague            ___________________________     Chairman of the
                                                           Board, President
                                                           and CEO

     Thomas Volz           ___________________________     Vice President

     David Monteith        ___________________________     Secretary

     Dennis B. Crosby      ___________________________     Vice President


          4. All conditions precedent to the issuance of the Letter of Credit have been satisfied by the Corporation.

          5. No Event of Default has occurred and is continuing, or no event which would result directly or indirectly from the execution and delivery of the Agreement by the Corporation or the issuance of the Letter of Credit which constitutes an Event of Default or which would constitute such an Event of Default but for the requirement that notice be given or time elapse, or both.

          6. All capitalized terms not otherwise defined shall have the meaning ascribed thereto in the Agreement.

                                       1.

     IN WITNESS WHEREOF, we have hereunto set our hands and the seal of the Corporation on December 3, 1996.

                                   AIR SOUTH AIRLINES, INC.

                                   By:______________________________________
                                   Printed Name: Dennis B. Crosby
                                   Title: Vice President

                                   By:______________________________________
                                   Printed Name: David Monteith
                                   Title: Secretary

                                       2.

                                    EXHIBIT D
                                FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT AND BLUE SKY LAWS.

                            AIR SOUTH AIRLINES, LNC,

                            WARRANT FOR THE PURCHASE
                            OF SHARES OF COMMON STOCK

No. CW-__________                                              December 3, 1996


     AIR SOUTH AIRLINES, INC., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, HAMBRECHT & QUIST CALIFORNIA, a wholly owned subsidiary of Hambrecht & Quist Group or any transferee who has received this warrant (the "WARRANT") in compliance with applicable law and the terms hereof (the "HOLDER"), is entitled, on the terms set forth below, to purchase from the Company, on or before the Expiration Time (as defined in Section 18 below) sixteen million (16,000,000) shares of Common Stock, par value $0.001 per share, of the Company at a price of twenty-five cents ($0.25) per share, subject to adjustment as provided below (the "EXERCISE PRICE").

     1.   REIMBURSEMENT AGREEMENT. This Warrant is the "Warrant" referred to in
Section 3.l(d) of that certain Reimbursement Agreement dated as of December 3, 1996, by and between the Company and Hambrecht & Quist California, a wholly owned subsidiary of Hambrecht & Quist Group (the "REIMBURSEMENT AGREEMENT"). Any capitalized term used but not defined herein shall have the meaning ascribed to it in the Reimbursement Agreement.

     2.   EXERCISE OF WARRANT.

          (A) INITIAL VESTING. The Holder may exercise this Warrant, in whole or in part, at any time or from time to time on any business day prior to the Expiration Date (as defined herein), for six million four hundred thousand (6,400,000) shares of Common Stock.

          (B) SUBSEQUENT VESTING. On any business day beginning 30 days after the end of each Measurement Period (as defined below) and prior to the Expiration Date, the Holder may exercise this Warrant, in whole or in part, at any time or from time to time, as to an additional number of shares of Common Stock equal to (i) the product of (A) the average daily Gross Exposure (as defined in the Credit Card Agreement (or the schedules or exhibits thereto),

                                       1.

subject to Section 9(b) hereof) during the Measurement Period and (B) one-tenth (0.1), divided by (ii) twenty-five cents ($0.25). Notwithstanding the preceding sentence, in no event shall this Warrant be execrable for more than sixteen million (16,000,000) shares of Common Stock. For the purposes of this Warrant, "MEASUREMENT PERIOD" shall mean the 90 day period commencing on the date of this Warrant and each succeeding 90 day period thereafter prior to the Termination Date.

          (C) The Holder may exercise any shares then execrable by surrendering this Warrant to the Company at its principal office, with a duly executed Subscription Form (in substantially the form attached hereto), together with payment of the sum obtained by multiplying the number of shares of Common Stock to be purchased by the Exercise Price then in effect. Promptly after such exercise, the Company shall issue and deliver to or upon the order of the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such exercise, and the Company will pay all issue or transfer taxes in connection with the issue thereof. To the extent permitted by law, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided herein, even if the Company's stock transfer books are at that time closed, and the Holder shall be treated for all purposes as the holder of record of the Common Stock to be issued upon such exercise as of the close of business on such date. Upon any partial exercise, the Company will issue to or upon the order of the Holder a new Warrant for the number of shares of Common Stock as to which this Warrant has not been exercised.

          (D) NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Common Stock subject to this Warrant is greater than the Exercise Price (at the Date of Determination, as defined below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election (the date of such delivery being referred to herein as the "DATE OF DETERMINATION") in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

          X =  Y(A-B)
               -----
                 A

     Where      X =  the number of shares of Common Stock to be issued to the
                     Holder

                Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the Date of Determination)

                A = the fair market value of one share of the Common Stock (at the Date of Determination)

                                       2.

                B =  Exercise Price (as adjusted to the Date of Determination)

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith as of the Date of Determination; provided, however, when there is a public market for the Company's Common Stock, the fair market value per share shall be the average of the closing prices of the Company's Common Stock quoted on the Nasdaq National Market or on the primary securities exchange on which the Common Stock is then listed, whichever is applicable, as published in the Wall Street Journal for the ten (10) trading days prior to the Date of Determination.

     3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of shares of Common Stock subject to this Warrant (and all other adjustment to exercise price and shares herein as appropriate) shall be subject to adjustment from time to time as follows:

          (A)  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If at any time the
               Company:

               (I) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (II) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (III) combines its outstanding shares of Common Stock into a smaller number of shares;

               (IV) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (V) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder may receive upon exercise of the Warrant and payment of the same aggregate consideration the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised the Warrant immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                                       3.

          (B) REORGANIZATION, CONSOLIDATION OR MERGER. In the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such capital reorganization and other change, consolidation, merger, sale, lease, transfer or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such capital reorganization, change, consolidation, merger, sale, lease, transfer or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 3(b) shall similarly apply to successive capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, transfers or conveyances. In the event that in connection with any such capital reorganization, or change, consolidation, merger, sale, lease, transfer or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 3(a) hereof.

          (C) PRICE ADJUSTMENTS. If on any Price Adjustment Date (as defined below) the number of shares of Common Stock of the Company authorized for issuance pursuant to the Company's Certificate of Incorporation as in effect on such date is insufficient to permit the valid issuance on such date of the total number of shares of Common Stock issuable upon the direct or indirect exercise and/or conversion of any and all securities of the Company then outstanding into Common Stock, then the Exercise Price in effect on such date shall be reduced by five cents ($0.05) per share, provided, that, in no event shall the Exercise Price be reduced to less than the par value of the Common Stock per share. As used in this Warrant, "PRICE ADJUSTMENT DATE" shall mean February 28, 1997 and the last day of each succeeding month thereafter.

          (D) MINIMAL ADJUSTMENTS. No adjustment in the Exercise Price and/or the number of shares of Common Stock subject to this Warrant need be made if such adjustment would result in a change in the Exercise Price of less than one percent (1%) or the Exercise Price (the "ADJUSTMENT THRESHOLD AMOUNT") or a change in the number of subject shares of less than one (1) share. Any adjustment which is less than the Adjustment Threshold Amount and not made shall be carried forward and shall be made, together with any subsequent adjustments, at the time when (a) the aggregate amount of all such adjustments is equal to at least the Adjustment Threshold Amount or (b) the Warrant is exercised.

          (E) DEFERRAL OF ISSUANCE OR PAYMENT. In any case in which an event covered by this Section 3 shall require that an adjustment in the Exercise Price be made effective as of

                                       4.

a record date, the Company may elect to defer until the occurrence of such event
(i) issuing to the Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exerice on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 7 hereof.

          (F) WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Warrants become exercisable into cash, no adjustment need be made thereafter as to the cash, and interest will not accrue on the cash.

          (G) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (a) such adjustments and readjustments, (b) the then effective Exercise Price and number of shares of Common Stock subject to the Warrant, and (c) the then effective amount of securities (other than Common Stock) and other property, if any, which would be received upon exercise of the Warrant.

     4. REGISTRATION RIGHTS. Shares of the Company's Common Stock issued or issuable pursuant to the exercise of this Warrant shall be deemed to be "Registrable Securities" for purposes of that certain Warrant Purchase Agreement, entered into as of April 26, 1996, by and between the Company and Holder, as such agreement may be subsequently amended or restated or consolidated with other similar agreements granting registration rights in the securities of the Company.

     5. RIGHTS OF THE HOLDER. The Holder shall not, solely by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares of Common Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

     6. NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as

                                       5.

may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

     7. NO FRACTIONAL SHARES. No fractional share shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of exercise (as determined in good faith by the Board of Directors of the Company). The fair market value of a fraction of a share is determined by multiplying the fair market price of a full share by the fraction of a share, rounded to the nearest cent.

     8. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all such shares of Common Stock or other shares of capital stock, from time to time issuable upon the exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. All shares that may be issued upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue of such shares (other than taxes in respect of any transfer occurring contemporaneously with such exercise and payment or otherwise specified herein). All such shares shall be duly authorized and when issued, sold and delivered in accordance with the terms of the Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer set forth in this Warrant and applicable state and federal securities laws.

     9.   COVENANTS OF THE COMPANY.

          (A) The Company shall use its best efforts to amend the Articles of Incorporation of the Company in such a manner so that no reduction of the Exercise Price pursuant to Section 3(c) hereof shall occur at any time.

          (B) The Company shall cause a report of the daily Gross Exposure in each Measurement Period (each, an "EXPOSURE REPORT") to be delivered by First Bank National Association to the Holder at the address specified in Section 14 hereof within 30 days of the end of such Measurement Period so long as this Warrant remains subject to additional vesting. In the event that the Holder has not received an Exposure Report within 30 days after the end or any Measuring Period, then, notwithstanding anything else contained herein, for the purposes of this Warrant, the daily Gross Exposure throughout such period shall be deemed to be four million dollars ($4,000,000).

                                       6.

     10.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to and for the benefit of the Purchaser as follows:

          (A) ORGANIZATION, GOOD STANDING, QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has full power and authority to own and operate its properties and assets, and to carry on its business as currently conducted and as currently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

          (B) AUTHORIZATION. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, issuance and delivery by the Company of this Warrant and the performance of the Company's obligations hereunder. This Warrant, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms. Assuming an amendment of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock (as so amended, the "Amended Certificate of Incorporation"), the shares of Common Stock issuable upon exercise of this Warrant, when issued in compliance with the provisions of this Warrant and the Amended Certificate of Incorporation, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances.

          (C) MATERIAL CONTRACTS. All material contracts, agreements and instruments to which the Company is a party are in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally, and rules of law concerning equitable remedies and no event of default, and no event which, with the passing of time or the giving of notice, or both, would constitute an event of default has occurred or is continuing under any such contract, agreement or instrument.

          (D) COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any term of its Certificate of Incorporation, By-Laws or any statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the creation and issuance of this Warrant and the issuance of the shares of Common Stock pursuant to an exercise of the Warrant in accordance with the Amended Certificate of Incorporation will not result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound.

                                       7.

          (E) GOVERNMENTAL CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in accordance with the valid execution, delivery, offer, sale or issuance of this Warrant and the capital stock issuable upon exercise of the Warrant, have been obtained, except for the filing of notices pursuant to Regulation D under the Securities Act, and any filing required under applicable state securities laws which will be effective by the time required thereby.

          (F) LITIGATION. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on business, financial condition or prospects of the Company or the ability of the Company to perform its obligations under this Agreement.

          (G) OFFERING. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 19 hereof, the offer, issue, and sale of the Warrant are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

     11. NOTICES OF RECORD DATE. Upon (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least twenty (20) days, or such longer period as is required by law, prior to the record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other capital stock at that time receivable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

     12. EXCHANGES OF WARRANT. Upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the Holder named on the face hereof) to the Company at its principal office, the Company, at its expense, will issue and deliver a new Warrant or Warrants calling in the aggregate for the same number of shares of Common Stock, in the denomination or denominations requested, to or on the order of such Holder upon payment by

                                       8.

such Holder of any applicable transfer taxes; provided that any transfer of the Warrant shall be subject to the conditions on transfer set forth herein.

     13. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in such reasonable amount as the Company may determine, or (in the case of mutilation) upon surrender and cancellation hereof, the Company, at its expense, shall issue a replacement.

     14. NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, addressed to the Company at 2625 West Airport Boulevard, West Columbia, South Carolina 29170 or to the Holder at One Bush Street, San Francisco, California 94104,
Attention: David Golden, or at such other address as the Company or any Holder may designate by ten (10) days advance written notice to the other party.

     15. MODIFICATION; WAIVER. Except as provided in this Warrant, no modification or waiver of any provision of this Warrant or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

     16. TITLES AND SUBTITLES. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

     17. GOVERNING LAW. This Warrant shall be construed in accordance with and governed by and under the laws of the State of California as applied to contracts made and to be performed entirely within the State of California.

     18. EXPIRATION TIME. This Warrant will be wholly void and of no effect after 5:00 p.m. (San Francisco time) December 3, 2006 (the "EXPIRATION TIME").

     19. TRANSFER RESTRICTIONS. The Company is relying upon an exemption from registration of this Warrant and the shares of Common Stock issuable upon exercise hereof under the Securities Act and applicable state securities laws. The Holder by acceptance hereof represents that the Holder understands that neither this Warrant nor the Common Stock issuable upon exercise hereof has been registered with the Securities and Exchange Commission nor under any state securities law. By acceptance hereof, the Holder represents and warrants that
(a) it is acquiring the Warrant (and the shares of Common Stock or other securities issuable upon exercise hereof) for its own account for investment purposes and not with a view to distribution, (b) has received all such information as the Holder deems necessary and appropriate to enable the Holder to evaluate the financial risk inherent in making an investment in the Company, and satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof, (c) the Holder's acquisition of shares upon exercise hereof will be a highly speculative investment, (d) the Holder is able, without impairing its financial condition, to hold such shares for an indefinite period of time and to suffer a complete loss of the Holder's investment, and (e) the Holder has such knowledge and

                                       9.

experience in financial and business matters that it is capable of evaluating the merits and risks of acquisition of this Warrant and the shares issuable upon exercise hereof and of making an informed investment decision with respect thereto.

     This Warrant may not be exercised and neither this Warrant nor any of the shares issuable upon exercise of the Warrant, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Each Warrant or each certificate representing shares of Common Stock or other securities issued upon exercise of this Warrant shall have conspicuously endorsed on its face, at the time of its issuance, such legends as counsel to the Company deems necessary or appropriate, including without limitation the legend set forth on the top of the first page of this Warrant. Any certificate for any securities issued at any time in exchange or substitution for any certificate for any shares of Common Stock bearing such legend shall also bear such legend unless, in the opinion of counsel for the Company, the securities represented thereby need no longer be subject to the restriction contained herein.

     Without in any way limiting the foregoing, the Holder agrees not to make any disposition of all or any portion of the Securities unless and until:

          A. There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          B. (i) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

          C. Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to (i) an underwriter acceptable to the Company for immediate exercise by such underwriter in connection with a fully underwritten public offering of the Company's Common Stock underlying this Warrant (ii) a partner (or retired partner) or "affiliate" (as defined under the Securities Exchange Act of 1934) of Hambrecht & Quist Group or (iii) transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors of any such partner, retired partner or affiliate, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were a purchaser hereunder.

                                      10.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered on the date first set forth above.

                                   AIR SOUTH AIRLINES, INC.


                                   By:_____________________________________

                                   Name:___________________________________

                                   Title:__________________________________

                                   WARRANT

                               SUBSCRIPTION FORM

[To be executed if holder desires to exercise the Warrant]

     The undersigned, holder of this Warrant, (1) hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder,__________ full shares of the Common Stock of Air South Airlines, Inc. provided for therein, (2) makes payment in full (as permitted in Section 2 of the Warrant) of the purchase price of such shares, (3) requests that certificates for such shares be issued in the name of

     ______________________________________________________________________
                        (Please print name and address)

     ______________________________________________________________________
          (Please insert social security or other identifying number)

and (4) if said number of shares shall not be all the shares purchasable thereunder, requests that a new Warrant for the unexercised portion of this Warrant be issued in the name of and delivered to:

     ______________________________________________________________________


     ______________________________________________________________________
                        (Please print name and address)

Dated :________________________             _______________________________


                                            By:____________________________


                                            _______________________________
                                                          Title